UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2005 (March 24, 2005)

CYTOKINETICS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 624-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2005, Cytokinetics, Incorporated (the “Company”) and Portola Pharmaceuticals, Inc. (“Portola”) entered into the First Amendment to Collaboration and Facilities Agreement (the “Amendment”), which amends certain provisions of the Collaboration and Facilities Agreement, by and among the Company and Portola, dated as of August 19, 2004 (the “Collaboration Agreement”).

Under the Collaboration Agreement, Portola provides the Company with research and related services and access to a portion of Portola’s facilities and personnel to support such services. Charles J. Homcy, M.D., is the President and CEO of Portola, a member of the Company’s Board of Directors and a consultant to the Company.

The Amendment extends the term of the Collaboration Agreement to December 31, 2005, and amends certain other terms and conditions of such agreement. In addition, the Amendment provides for the purchase and installation of certain equipment by Portola and use of such equipment in connection with Portola providing the Company with research services under the Collaboration Agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED
/s/ James H. Sabry
James H. Sabry
President and Chief Executive Officer
Dated: March 28, 2005

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